Exhibit 10

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 20, 2012 (this “Amendment”), to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below shall have the meanings set forth in, or are defined by reference in, Article I below) is among INTERSIL CORPORATION, a Delaware corporation (the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the L/C Issuer are parties to the Credit Agreement, dated as of September 1, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement as set forth below and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to make such amendments to the Existing Credit Agreement.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Borrower” is defined in the preamble.

“Consenting Lender” is defined in Section 3.3.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Lender” is defined in the preamble.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Article I.

SECTION 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by inserting a new sentence in the definition “Applicable Rate”, following the sentence ending “the Applicable Rate shall be equal to Pricing Level 1”, to read as follows:

“Notwithstanding the foregoing, for the period from June 20, 2012 through June 30, 2013, the next higher Pricing Level to the Pricing Level that would otherwise be in effect shall apply to Letter of Credit Fees, Eurocurrency Rate Loans and Base Rate Loans (and, for avoidance of doubt, the Pricing Level that would otherwise be in effect shall apply to Commitment Fees).”

SECTION 2.1.2. Section 1.01 of the Existing Credit Agreement is hereby amended by restating clause (b)(iv) of the definition “Consolidated Fixed Charge Coverage Ratio” in its entirety as follows:

“(iv) the aggregate amount of all Restricted Payments pursuant to Sections 7.06(d) and (e) (other than any Restricted Payment constituting the purchase, redemption or other acquisition for cash of Equity Interests issued by the Borrower)”

SECTION 2.2. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.2.1. Section 7.06(d) of the Existing Credit Agreement is hereby amended by inserting the word “and” at the end thereof.

SECTION 2.2.2. Section 7.06(e) of the Existing Credit Agreement is hereby amended by (a) deleting the semicolon at the end thereof and (b) inserting the following in lieu thereof:

“; provided that, notwithstanding the Available Amount, at any time that the Consolidated Leverage Ratio is less than 2.00:1, the Borrower may purchase, redeem or otherwise acquire for cash Equity Interests issued by it which, when taken together with all other Restricted Payments of such kind made pursuant to this Section 7.06(e), shall not exceed an aggregate amount equal to $100,000,000.”

SECTION 2.2.3. Section 7.06(f) of the Existing Credit Agreement is hereby deleted in its entirety.

SECTION 2.2.4. Section 7.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period of the Borrower to be less than (i) 1.00:1 for the fiscal quarter ending June 30, 2012; (ii) 1.10:1 for each of the fiscal quarters ending September 30, 2012 and December 31, 2012; (iii) 1.20:1 for the fiscal quarter ending March 31, 2013; and (ii) 1.25:1 for each of the fiscal quarters ending June 30, 2013 and thereafter.”

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower and the requisite Lenders.

SECTION 3.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced. All accrued fees and expenses of the Arrangers, the Administrative Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent shall have been paid.

SECTION 3.3. Amendment Fee. The Administrative Agent shall have received, for the ratable benefit of each Lender that has delivered (including by way of facsimile or email) its executed signature page to this Amendment to the attention of Ajanaclair Lynch at Mayer Brown LLP, 214 N. Tryon Street, Suite 3800, Charlotte, North Carolina 28202, facsimile number: (704) 377-2033, email address: alynch@mayerbrown.com, at or prior to 12:00 p.m. (Eastern time) on June 19, 2012 (each such Lender, a “Consenting Lender”), according to such Consenting Lender’s Applicable Percentage (as determined on the Amendment Effective Date), a non-refundable fee in an amount equal to 0.10% of the Aggregate Commitments (as in effect on the Amendment Effective Date) which fee shall be deemed fully earned on the Amendment Effective Date and shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement.

SECTION 3.4. Other Documents. The Administrative Agent shall have received such other documents, agreements or information as the Administrative Agent, any Lender or counsel to the Administrative Agent may reasonably request.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and Borrower confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Existing Credit Agreement and the Loan Documents, as amended hereby. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7. Representations and Warranties. To induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date that no Default or Event of Default exists and all statements set forth in Section 4.02(a) of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

SECTION 4.8. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any controversy arising from or related to the transactions contemplated by this Amendment or any other Loan

Document, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

INTERSIL CORPORATION

By:		/s/ B. Drew Davies
	Name:	B. Drew Davies
	Title:	Corporate Controller

BANK OF AMERICA, N.A., as Administrative Agent

By:		/s/ Angela Lau
	Name:	Angela Lau
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:		/s/ William S. Rowe
	Name:	William S. Rowe
	Title:	Director

JPMORGAN CHASE BANK, N.A.

By:		/s/ Alex Rogin
	Name:	Alex Rogin
	Title:	Vice President

WELLS FARGO BANK, N.A.

By:		/s/ Dhiren Desai
	Name:	Dhiren Desai
	Title:	Vice President

First Amendment to

Intersil Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:		/s/ Richard J. Ameny, Jr.
	Name:	Richard J. Ameny, Jr.
	Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:		/s/ Michael J. Mozer
	Name:	Michael J. Mozer
	Title:	Vice President

COMPASS BANK, as a Lender

By:		/s/ Mark Sunderland
	Name:	Mark Sunderland
	Title:	Senior Vice President

MORGAN STANLEY SENIOR FUNDING, as a Lender

By:		/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:		/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Authorized Signatory

First Amendment to

Intersil Credit Agreement